EXHIBIT 99.1

Report From The President

DATE:	May 16, 2023

FEDERAL HOME LOAN BANK OF NEW YORK

DECLARES A 7.75% DIVIDEND FOR THE FIRST QUARTER OF 2023

I am pleased to announce that, on May 16, 2023, our Board of Directors approved a dividend for the first quarter of 2023 of 7.75% (annualized).  The dividend proceeds will be distributed to FHLBNY member financial institutions on May 17, 2023.

The Federal Home Loan Bank System’s foundational liquidity mission was on full display in the first quarter of 2023, as both FHLBNY members and local lenders across the nation looked to their Home Loan Bank as a reliable source of funding amid an unsettled and challenging market.  At the FHLBNY, our ability to provide a consistent and reasonable dividend as both a return on our members’ investment in our cooperative and a factor in the overall cost of an advance is a key component of the value proposition that we offer to our members.  However, the most significant value that members derive from their Home Loan Bank is access to on-demand liquidity in any and all operating environments – as we proved most recently in the first quarter of this year, and as the System has proven time and again throughout the past nine decades.

We filed our Form 10-Q for the first quarter of 2023 with the U.S. Securities and Exchange Commission on May 11, 2023.

Sincerely,

José R. González

President and CEO

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

FEDERAL HOME LOAN BANK OF NEW YORK • 101 PARK AVENUE • NEW YORK, NY 10178 • T: 212.681.6000 • WWW.FHLBNY.COM